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                                                                  EXHIBIT (11)

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 37 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 2-90946) on behalf of Eaton Vance Municipal Bond Fund of our report dated January 31, 1997 relating to Eaton Vance Municipal Bond Fund L.P., which report is included in the Annual Report to Shareholders for the year ended December 31, 1996 which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the captions "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.

                                                     /s/ Deloitte & Touche LLP
                                                         DELOITTE & TOUCHE LLP

October 15, 1997
Boston, Massachusetts